Exhibit 8.1

List of Subsidiaries and Consolidated Entities of the Registrant

Subsidiaries	Place of Incorporation

Momo Technology HK Company Limited	Hong Kong

Beijing Momo Information Technology Co., Ltd.	PRC

Momo Technology Overseas Holding Company Limited	British Virgin Islands

Momo Information Technologies Corp.	U.S.

QOOL Media Hong Kong Limited	Hong Kong

Consolidated Affiliated Entity

Beijing Momo Technology Co., Ltd.	PRC

Subsidiaries of the Consolidated Affiliated Entity

Chengdu Momo Technology Co., Ltd.	PRC

Shanghai Momo Technology Co., Ltd.	PRC

Tianjin Heer Technology Co., Ltd.	PRC

Chengdu Biyou Technology Co., Ltd.	PRC

Momo Pictures Co., Ltd.	PRC

QOOL Media (Tianjin) Co., Ltd.	PRC

Zhejiang Shengdian Digital Network Technology Co., Ltd.	PRC

Ningbo Hongyi Equity Investment L.P.	PRC

Beijing Santi Cloud Union Technology Co., Ltd.	PRC

Loudi Momo Technology Co., Ltd.	PRC

Changsha Heer Network Co., Ltd.	PRC

Beijing Santi Cloud Time Technology Co., Ltd.	PRC

Hainan Momo Pictures Co., Ltd.	PRC